Exhibit 99.1
DECKERS BRANDS REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2026 FINANCIAL RESULTS

•FOURTH QUARTER FY 2026 REVENUE INCREASED 10% TO A RECORD $1.12 BILLION
•FULL YEAR FY 2026 REVENUE INCREASED 10% TO A RECORD $5.47 BILLION
•FULL YEAR FY 2026 DILUTED EPS INCREASED 11% TO A RECORD $7.02
•GUIDES FY 2027 REVENUE GROWTH OF HIGH-SINGLE-DIGIT PERCENTAGES
•GUIDES FY 2027 DILUTED EPS RANGE OF $7.30-$7.45
•COMPANY PROVIDES MULTI-YEAR FRAMEWORK THROUGH FISCAL YEAR 2030
•SHARE REPURCHASE AUTHORIZATION INCREASED BY AN ADDITIONAL $3.5 BILLION, BRINGING THE NEW TOTAL TO APPROXIMATELY $5 BILLION

Goleta, California (May 21, 2026) -- Deckers Brands (NYSE: DECK), a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories, today announced financial results for the fourth fiscal quarter and full fiscal year ended March 31, 2026. The Company also provided its financial outlook for the full fiscal year ending March 31, 2027 and a multi-year financial framework for the fiscal years ending March 31, 2028 through March 31, 2030.

“Fiscal 2026 was another record year for Deckers, with revenue and earnings growth powered by the continued momentum of HOKA and the enduring strength of UGG,” said Stefano Caroti, President and Chief Executive Officer. “Our focus on brand building, product innovation and category leadership, along with marketplace execution continues to drive full-price demand across an expanding global audience, underscoring the long-term potential of our portfolio. We are confident in our ability to deliver compelling value for years to come, further reinforcing our competitive posture as an industry leader."

Fourth Quarter Fiscal 2026 Financial Review (Compared to the Same Period Last Year)

•Net sales increased 9.6% to $1.119 billion compared to $1.022 billion. On a constant currency basis, net sales increased 7.7%.
◦Brand
▪HOKA® brand net sales increased 14.5% to $671.2 million compared to $586.1 million.
▪UGG® brand net sales increased 9.2% to $408.6 million compared to $374.3 million.
▪Other brands net sales decreased 35.6% to $39.5 million compared to $61.3 million.
◦Channel
▪Wholesale net sales increased 7.1% to $654.9 million compared to $611.6 million.
▪Direct-to-Consumer (DTC) net sales increased 13.2% to $464.4 million compared to $410.2 million. DTC comparable net sales increased 8.2%.
◦Geography
▪Domestic net sales increased 0.3% to $649.8 million compared to $647.7 million.
▪International net sales increased 25.5% to $469.5 million compared to $374.1 million.
•Gross margin was 57.6% compared to 56.7%.
•Selling, General, and Administrative (SG&A) expenses were $487.9 million compared to $405.8 million.
•Operating income was $156.7 million compared to $173.9 million.
•Diluted earnings per share was $0.96 compared to $1.00.

Full Fiscal Year 2026 Financial Review (Compared to the Same Period Last Year)

•Net sales increased 9.8% to $5.472 billion compared to $4.986 billion. On a constant currency basis, net sales increased 9.0%.
◦Brand
▪HOKA® brand net sales increased 15.9% to $2.587 billion compared to $2.233 billion.
▪UGG® brand net sales increased 8.2% to $2.739 billion compared to $2.531 billion.
▪Other brands net sales decreased 33.9% to $146.2 million compared to $221.2 million.
◦Channel
▪Wholesale net sales increased 12.3% to $3.208 billion compared to $2.856 billion.
▪DTC net sales increased 6.3% to $2.264 billion compared to $2.130 billion. DTC comparable net sales increased 4.6%.
◦Geography
▪Domestic net sales increased 0.2% to $3.192 billion compared to $3.187 billion.
▪International net sales increased 26.8% to $2.281 billion compared to $1.799 billion.
•Gross margin was 57.7% compared to 57.9%.
•SG&A expenses were $1.895 billion compared to $1.707 billion.
•Operating income was $1.263 billion compared to $1.179 billion.
•Diluted earnings per share was $7.02 compared to $6.33.

Net sales in the above results for the respective Other brands, Wholesale channel, and Domestic geography include current fiscal year declines primarily driven by the phase-out of Koolaburra brand standalone operations and the sale of the Sanuk brand.

Balance Sheet (March 31, 2026 as compared to March 31, 2025)

•Cash and cash equivalents were $1.907 billion compared to $1.889 billion.
•Inventories, including the impact of incremental tariffs, were $487.0 million compared to $495.2 million.
•The Company had no outstanding borrowings.

Capital Allocation

During the fourth fiscal quarter, the Company repurchased approximately 2.5 million shares of its common stock for a total of $261.6 million at a weighted average price paid per share of $105.61.

During the full fiscal year 2026, the Company repurchased approximately 10.5 million shares of its common stock for a total of $1.075 billion at a weighted average price paid per share of $102.43. As of March 31, 2026, the Company had approximately $1.5 billion remaining under its stock repurchase authorization.

The Board of Directors has approved an increase of $3.5 billion to the Company's stock repurchase authorization, which brings the Company's total outstanding authorization to approximately $5 billion.

CFO Commentary

“Our fiscal 2026 results reflect another year of exceptional performance, with record revenue, industry-leading operating margins, and double-digit earnings per share growth,” said Steve Fasching, Chief Financial Officer. “Our financial fortitude and strong operating model continue to fuel our category leading brands, driving high-quality growth and supporting focused investments in our long-term opportunities. In addition, we generated over one billion dollars of free cash flow, enabling us to return meaningful capital to shareholders through share repurchases. We have provided a compelling outlook and are excited to build upon our foundation to capture the bright future ahead for Deckers.”

Full Fiscal Year 2027 Outlook for the Twelve Month Period Ending March 31, 2027

•Net consolidated sales are expected to be in the range of $5.86 billion to $5.91 billion.
◦HOKA is expected to increase by a low-double-digit percentage versus last year.
◦UGG is expected to increase by a mid-single-digit percentage versus last year.
•Gross margin is expected to be approximately 56.5%.
•SG&A expenses as a percentage of net sales are expected to be approximately 35%.
•Operating margin is expected to be approximately 21.5%.
•Effective tax rate is expected to be approximately 23%.
•Diluted earnings per share is expected to be in the range of $7.30 to $7.45.
•The earnings per share guidance assumes the repurchase of shares with a value equal to approximately 80% of the projected fiscal year 2027 free cash flow.

Multi-Year Financial Framework for Fiscal Years 2028 through 2030, the Company expects:

•Net consolidated sales to increase high-single-digit percentages annually.
◦HOKA to increase low-double-digit percentages.
◦UGG to increase mid-single-digit percentages.
•Operating margin maintained in the low 20+ percent range.
•The ability to deliver low-double-digit diluted earnings per share growth when combined with a continuation of the share repurchase program.

The Company’s outlook for fiscal year 2027 and multi-year financial framework for fiscal years 2028 through 2030 are forward-looking in nature, reflecting our expectations as of May 21, 2026, and are subject to significant risks and uncertainties that limit our ability to accurately forecast results. These outlooks assume no meaningful changes to the Company’s business prospects or the risks and uncertainties identified by management that could impact future results, which include but are not limited to: changes in macroeconomic and geopolitical conditions, including escalating global conflicts, shifts in consumer confidence and discretionary spending, inflationary pressures, and foreign currency exchange rate fluctuations; changes to global trade policy, including tariffs and trade restrictions; and supply chain disruption. These outlooks do not assume the collection of refunds for tariffs previously paid.

Non-GAAP Financial Measures

In certain instances the Company presents financial measures that were not prepared in accordance with generally accepted accounting principles in the United States (non-GAAP financial measures), including constant currency and free cash flow. These non-GAAP financial measures provide information that may assist investors in understanding its financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are either important indicators of operating performance because they exclude items that are unrelated to, and may not be indicative of, its core operating results, or are useful supplemental measures of its liquidity.

The non-GAAP financial measures presented by the Company may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to Deckers. For example, to calculate constant currency information, the Company calculates the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period, excluding the effects of foreign currency exchange rate hedges and remeasurements in the consolidated financial statements. Further, the Company reports DTC comparable net sales on a constant currency basis for DTC operations that were open throughout the current and prior reporting periods, and may adjust prior reporting periods to conform to current year accounting policies.

Finally, free cash flow is defined as net cash provided by operating activities for a particular period less capital expenditures made during that same period. The Company believes free cash flow is a useful supplemental measure of liquidity, as it reflects the cash generated from operations after investments required to support the strategic growth of the business.

The non-GAAP financial measures utilized by the Company are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance or liquidity determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period-to-period.

Conference Call Information

The Company’s conference call to review the results for the fourth quarter and full fiscal year 2026 will be broadcast live today, Thursday, May 21, 2026, at 4:30 pm Eastern Time and hosted at ir.deckers.com. You can access the broadcast by clicking "Earnings Webcast" on the page. A replay of the broadcast will be available for at least 30 days following the conference call and can be accessed under the “Financial Results” section of the “Financial Info” tab at the aforementioned website.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high-performance activities. The Company’s portfolio of brands includes HOKA®, UGG®, and Teva®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 50 years of history building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our projected financial results, including net sales, gross margin, SG&A expenses, operating margin, inventories, effective tax rate, and diluted earnings per share; the strength of our brands and demand for our products; our ability to drive future growth and profitability; our ability to achieve our financial outlook, including our multi-year framework; our ability to execute on our long-term strategies, objectives, and opportunities; our ability to differentiate our company in a competitive environment; and our ability to return value to our stockholders, including potential repurchase of shares. We have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our

Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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Investor Contact:
Erinn Kohler | VP, Investor Relations, Corporate Planning & Business Analytics | Deckers Brands | 805.967.7611

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollar and share data amounts in thousands, except per share data)

	Three Months Ended March 31,		Years Ended March 31,
	2026	2025	2026	2025
Net sales	$1,119,369	$1,021,780	$5,472,296	$4,985,612
Cost of sales	474,731	442,012	2,314,570	2,099,949
Gross profit	644,638	579,768	3,157,726	2,885,663
Selling, general, and administrative expenses	487,909	405,843	1,894,823	1,706,571
Income from operations	156,729	173,925	1,262,903	1,179,092
Total other income, net	(17,292)	(17,367)	(63,453)	(64,207)
Income before income taxes	174,021	191,292	1,326,356	1,243,299
Income tax expense	38,450	39,881	302,285	277,208
Net income	135,571	151,411	1,024,071	966,091
Total other comprehensive income, net of tax	10,149	5,790	13,735	1,079
Comprehensive income	$145,720	$157,201	$1,037,806	$967,170

Net income per share
Basic	$0.96	$1.00	$7.04	$6.36
Diluted	$0.96	$1.00	$7.02	$6.33
Weighted-average common shares outstanding
Basic	141,124	151,029	145,498	151,992
Diluted	141,502	151,685	145,805	152,670

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)

	March 31, 2026	March 31, 2025
ASSETS		(AUDITED)
Current assets
Cash and cash equivalents	$1,907,249	$1,889,188
Trade accounts receivable, net	318,978	332,872
Inventories	487,018	495,226
Other current assets	137,175	143,189
Total current assets	2,850,420	2,860,475
Property and equipment, net	337,782	325,599
Operating lease assets	335,098	237,352
Other noncurrent assets	164,465	146,826
Total assets	$3,687,765	$3,570,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade accounts payable	$384,529	$417,955
Operating lease liabilities	83,931	54,453
Other current liabilities	335,614	297,533
Total current liabilities	804,074	769,941
Long-term operating lease liabilities	291,263	222,522
Other long-term liabilities	92,790	64,776
Total long-term liabilities	384,053	287,298
Total stockholders’ equity	2,499,638	2,513,013
Total liabilities and stockholders’ equity	$3,687,765	$3,570,252